                                         Exhibit 11
                                         ----------
                        Statements of Computation of Earnings Per Share
                        -----------------------------------------------

                                         Three Months Ended            Six Months Ended
                                  -----------------------------------------------------------
                                             March  31,                    March  31,
                                  -----------------------------------------------------------
                                        1996           1995           1996           1995
- ---------------------------------------------------------------------------------------------

Primary Earnings Per Share:
- ---------------------------
Average shares outstanding            3,980,501       3,008,350       3,971,849       3,008,350
                                     ----------      ----------      ----------      ----------
Average options outstanding             140,003         169,667         133,601         163,247
Average exercise price               $     9.38      $     7.76      $     9.10      $     7.46
                                     ----------      ----------      ----------      ----------
Proceeds from the assumed exercise
  of options outstanding             $1,313,228      $1,316,616      $1,215,769      $1,217,823

Average market price per share            21.69           13.36           21.51           13.31
                                     ----------      ----------      ----------      ----------
Assumed shares repurchased               60,545          98,549          56,521          91,497
                                     ----------      ----------      ----------      ----------
Common stock equivalents of
  options outstanding                    79,458          71,118          77,080          71,750
                                     ----------      ----------      ----------      ----------
Average shares outstanding (including
  common stock equivalents            4,059,959       3,079,468       4,048,929       3,080,100
                                     ==========      ==========      ==========      ==========

Net income                           $2,479,357      $2,027,135      $4,854,237      $3,791,916
Preferred stock dividend                113,468         278,612         226,937         518,789
                                     ----------      ----------      ----------      ----------
Net income applicable to
  common stockholders                $2,365,889      $1,748,523      $4,627,300      $3,273,127
                                     ==========      ==========      ==========      ==========

Earnings per common share            $      .58      $      .56      $     1.14      $     1.06
                                     ==========      ==========      ==========      ==========

Fully Diluted Earnings Per Share:
- ---------------------------------
Average shares outstanding            3,980,501       3,008,350       3,971,849       3,008,350
                                     ----------      ----------      ----------      ----------
Average options outstanding             140,003         169,667         133,601         163,247
Average exercise price               $     9.38      $     7.76      $     9.10      $     7.46
                                     ----------      ----------      ----------      ----------
Proceeds from the assumed exercise
  of options outstanding             $1,313,228      $1,316,616      $1,215,769      $1,217,823
Average market price per share            21.69           13.36           21.51           13.31
                                     ----------      ----------      ----------      ----------
Assumed shares repurchased               60,545          98,549          56,521          91,497
                                     ----------      ----------      ----------      ----------
Common stock equivalents of options
  outstanding                            79,458          71,118          77,080          71,750
Assumed conversion of outstanding
  convertible debentures (1)             39,453          40,661          40,016          40,661
Assumed conversion of outstanding
  preferred stock (2)                   360,214       1,097,142         360,214       1,034,850
                                     ----------      ----------      ----------      ----------
Average shares outstanding including
  (common stock equivalents)          4,459,626       4,217,271       4,449,159       4,155,611
                                     ==========      ==========      ==========      ==========

Net income                           $2,479,357      $2,027,135      $4,854,237      $3,791,916
Interest expenses associated with
  the convertible debentures (3)         13,323          13,839          27,161          27,678
Income taxes (4)                          4,530           4,705           9,235           9,411
                                     ----------      ----------      ----------      ----------
Net income adjusted                  $2,488,150      $2,036,269      $4,872,163      $3,810,183
                                     ==========      ==========      ==========      ==========

Earnings per common share            $      .56      $      .48      $     1.10      $      .91
                                     ==========      ==========      ==========      ==========


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

                                           Exhibit 11
                                           ----------
                  Statements of Computation of Earnings Per Share, Continued
                  ----------------------------------------------------------

                                           Three Months Ended                Six Months Ended
                                       ----------------------------------------------------------
                                               March  31,                        March  31,
                                       ----------------------------------------------------------
                                         1996             1995              1996          1995
- -------------------------------------------------------------------------------------------------


(1)  Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding    644,267          664,000          653,461          664,000
     Conversion price               $    16.33       $    16.33       $    16.33       $    16.33
                                    ----------       ----------       ----------       ----------
     Potentially dilutive shares        39,453           40,661           40,016           40,661
                                    ==========       ==========       ==========       ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred stock
       outstanding                           -       11,500,000                -       11,500,000
     Conversion price                        -       $    12.50                -       $    12.50
                                                     ----------                        ----------
     Potentially dilutive shares             -          920,000                -          920,000
                                                     ==========                        ==========

     Average Series B Preferred stock
       outstanding                   7,564,500        3,719,975        7,564,500        2,411,950
     Conversion price               $    21.00       $    21.00       $    21.00       $    21.00
                                    ----------       ----------       ----------       ----------
     Potentially dilutive shares       360,214          177,142          360,214          114,850
                                    ==========       ==========       ==========       ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.


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